                                                                 Draft:  6/19/96


                               4,910,500 Shares

                            TOWER AUTOMOTIVE, INC.

                                 Common Stock

                            UNDERWRITING AGREEMENT
                            ----------------------



                                                                  June ___, 1996



PAINEWEBBER INCORPORATED
ROBERT W. BAIRD & CO. INCORPORATED
PIPER JAFFRAY INC.
 As Representatives of the
 several Underwriters
c/o PaineWebber Incorporated
 1285 Avenue of the Americas
 New York, New York 10019

Dear Sirs:

          Tower Automotive, Inc., a Delaware corporation (the "Company"), and the persons named in Schedule I (the "Selling Shareholders") propose to sell an aggregate of 4,270,000 shares (the "Firm Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), of which 2,000,000 shares are to be issued and sold by the Company and an aggregate of 2,270,000 shares are to be sold by the Selling Shareholders in the respective amounts set forth opposite their respective names in Schedule I, in each case to you and to the other underwriters named in Schedule II (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"). The Company and certain of the Selling Shareholders have also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 640,500 shares of Common Stock as set forth in Schedule III (the "Option Shares") on the terms and for the purposes set forth in Section 1(b). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

          The public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the several Underwriters shall be agreed upon by the Company, the

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Selling Shareholders and the Representatives, acting on behalf of the several
Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company, the Selling Shareholders and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the Price Determination Agreement.

          Each Selling Shareholder has executed and delivered a Custody Agreement and a Power of Attorney in the form attached hereto as Exhibit B (collectively, the "Agreement and Power of Attorney") pursuant to which each Selling Shareholder has placed his Firm Shares in custody and appointed the person or persons designated therein as a committee (the "Committee") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder and to take certain other actions with respect thereto and hereto.

          The Company and the Selling Shareholders confirm as follows their respective agreements with the Representatives and the several other Underwriters.

          1.   Agreement to Sell and Purchase.

               (a) On the basis of the respective representations, warranties and agreements of the Company and the Selling Shareholders herein contained and subject to all the terms and conditions of this Agreement, (i) the Company and each of the Selling Shareholders, severally and not jointly, agree to sell to the several Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company and the Selling Shareholders, at the purchase price per share for the Firm Shares to be agreed upon by the Representatives, the Company and the Selling Shareholders in accordance with
Section 1(c) or 1(d) and set forth in the Price Determination Agreement, the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule II, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 9 hereof. Schedule II may be attached to the Price Determination Agreement.

               (b) Subject to all the terms and conditions of this Agreement, the Company and certain of the Selling Shareholders grant the Option to the several Underwriters to purchase, severally and not jointly, up to 640,500 Option Shares from the Company and certain of the Selling Shareholders, as set forth in Schedule III, at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement (or, if the Company has elected to rely on Rule 430A, on or before the 30th day after the date of the Price Determination Agreement), upon written, telegraphic or facsimile notice (the "Option Shares Notice") by the Representatives to the Committee no later than 12:00 noon, New

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York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date"), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company and certain of the Selling Shareholders, will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

               (c) The initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement. In the event such price has not been agreed upon and the Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Section 7 shall remain in effect.

          2. Delivery and Payment. The closing of the sale of the Firm Shares shall occur at the office of Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois 60611, against payment of the purchase price by immediately available funds to the order of each of the Company and the Committee, for credit to the account of the Company and the Custodian (as hereinafter defined) on behalf of each of the Selling Shareholders. Such payment shall be made at 10:00 a.m., New York City time, on the [third] business day after the date on which the first bona fide offering of the Shares to the public is made by the Underwriters or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date"). Notwithstanding the foregoing, delivery of the Firm Shares shall be made to the Representatives for the accounts of the Underwriters at DTC in New York, New York.

          To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place on the Option Closing Date (which may be the Closing Date) at the same office as specified above for the Closing Date.

          Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

          The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The cost of tax stamps, if any, in connection with the sale of the Firm Shares and Option Shares by the Selling Shareholders shall be borne by the Selling Shareholders. The Company and the Selling Shareholders will pay and save each Underwriter

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and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

          3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that:

               (a) The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. 333-5015) on Form S-3 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Representatives. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A or Rule 434 of the Rules and Regulations. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date or the date of such preliminary prospectus or the Prospectus, as the case may be. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of any preliminary prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

               (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or

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supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did or will comply with all applicable provisions of the Act, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations") and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this
Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the paragraph that appears immediately above the names of the Representatives on the cover page of the Prospectus, the legends on the inside front cover of the Prospectus and the section of the Prospectus titled "Underwriting" constitutes the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

               (c) The documents which are incorporated by reference in the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they become effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

               (d) The only subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries listed on Exhibit F to this Agreement (the "Subsidiaries"). The Company and each of its Subsidiaries is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its Subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its Subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all

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jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except for any jurisdiction wherein the failure to be duly licensed or qualified would not materially and adversely affect the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. All of the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, and are fully paid and non-assessable and, except as to the shares of the principal Subsidiaries or as otherwise set forth in the Prospectus, are owned by the Company free and clear of all liens, encumbrances and claims whatsoever. Except for the stock of the principal Subsidiaries and as disclosed or incorporated by reference in the Prospectus, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture (other than a German joint venture), association or other entity. Complete and correct copies of the certificates of incorporation and of the by-laws of the Company and each of the Subsidiaries which are named on the signature pages of this Agreement, and all amendments thereto, have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

               (e) The outstanding shares of Common Stock have been, and the Shares to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date will be, accurate in all respects. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations.

               (f) The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The pro forma financial statements and other pro forma financial information included in the Registration Statement or the Prospectus (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with Article 11 of Regulation S-X relating to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Registration Statement or the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Company are required by the Act, the Exchange Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Arthur Andersen LLP (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to

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the Company as required by the Act and the Rules and Regulations. The statements, if any, included or incorporated by reference in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

               (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company, or any material adverse change, arising for any reason whatsoever, in the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) neither the Company nor any of its Subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions (except in the ordinary course of business) other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

               (h) The Company is not an "investment company" required to be registered under the Investment Company Act of 1940, or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" required to be registered under the Investment Company Act of 1940, as each such term is defined in the Investment Company Act of 1940, as amended.

               (i) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially and adversely affect the Company and its Subsidiaries, taken as a whole, or the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

               (j) The Company and each of its Subsidiaries has, and at the Closing Date will have, (i) all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, including those relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business, including Environmental Laws, or those relating to discrimination in the hiring, promotion or pay of employees, wages and hours, or employee benefits, which, in each case, which would materially and adversely affect the Company and its Subsidiaries, taken as a whole, or the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, and (iii) performed all of the obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a

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"contract or other agreement") to which it is a party or by which its property is bound or affected, which default would materially and adversely affect the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is, nor at the Closing Date will any of them be, in violation of any provision of its certificate of incorporation or by-laws.

               (k) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

               (l) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law, and except to the extent that enforcement of the indemnification and contribution provisions of this Agreement may be limited by applicable public policy and the discretion of the court before which any proceeding therefor may be brought. The performance of this Agreement and the consummation of the transactions contemplated hereby and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, any contract or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.

               (m) The Company and each of its Subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or the Company's most recent Annual Report on Form 10-K, or as are not material to the business of the Company or its Subsidiaries.

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               (n) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

               (o) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

               (p) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement other than rights which have been given effect by inclusion of securities in the offering made pursuant to the Registration Statement or rights which have been waived.

               (q) The Shares are duly authorized for listing, subject to official notice of issuance, on the Nasdaq Stock Market.

               (r) Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which would materially and adversely affect the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

               (s) The Company has complied, and until the completion of the distribution of the Shares, will comply with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and regulation 3E-900.001 issued thereunder with respect to the offering and sale of the Shares.

          4. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents, warrants and covenants to each Underwriter that:

               (a) Such Selling Shareholder has full power and authority to enter into this Agreement and the Agreement and Power of Attorney. All authorizations and consents necessary for the execution and delivery by such Selling Shareholder of the Agreement and Power of Attorney, and for the execution of this Agreement on behalf of such Selling Shareholder, have been given. Each of the Agreement and Power of Attorney and this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder [and constitutes a valid and binding agreement of such Selling Shareholder and is enforceable against such Selling Shareholder in accordance with the terms thereof and hereof, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law, and except to the extent that enforcement of the indemnification and contribution provisions of each of the Agreement and

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Power of Attorney and this Agreement may be limited by applicable public policy and the discretion of the court before which any proceeding therefor may be brought.]

               (b) Such Selling Shareholder now has, and at the time of delivery thereof hereunder will have, (i) good and marketable title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances and claims whatsoever (other than pursuant to the Agreement and Power of Attorney), and (ii) full legal right and power to sell, transfer and deliver such Shares to the Underwriters hereunder and to make the representations, warranties and agreements made by such Selling Shareholder herein. Upon the delivery of and payment for such Shares hereunder, such Selling Shareholder will deliver good and marketable title thereto, free and clear of all liens, encumbrances and claims whatsoever.

               (c) On the Closing Date or the Option Closing Date, as the case may be, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Shareholder to the several Underwriters hereunder will have been fully paid or provided for by such Selling Shareholder and all laws imposing such taxes will have been fully complied with.

               (d) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions on its part contemplated herein and in the Agreement and Power of Attorney, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by such Selling Shareholder.

               (e) All information with respect to such Selling Shareholder contained in the Registration Statement and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

               (f) Other than as permitted by the Act and the Rules and Regulations, such Selling Shareholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares. Such Selling Shareholder has not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, under the Act or otherwise, or which has caused or resulted in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

               (g) Certificates in negotiable form for the Firm Shares to be sold hereunder by such Selling Shareholder have been placed in custody, for the purpose of making delivery of such Firm Shares under this Agreement, under the Agreement and Power of Attorney which appoints KeyCorp Shareholder Services, Inc. as custodian (the "Custodian") for each Selling Shareholder. Such Selling Shareholder agrees that the Shares represented by the certificates held in custody for him, her or it under the Agreement and Power of Attorney are for

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the benefit of and coupled with and subject to the interest hereunder of the
Custodian, the Committee, the Underwriters, each other Selling Shareholder and the Company, that the arrangements made by such Selling Shareholder for such custody and the appointment of the Custodian and the Committee by such Selling Shareholder are irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Shareholder or the occurrence of any other event. If any Selling Shareholder should die, become disabled or incapacitated or be liquidated or if any other such event should occur before the delivery of the Shares hereunder, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and actions taken by the Committee and the Custodian pursuant to the Agreement and Power of Attorney shall be as valid as if such death, liquidation, incapacity or other event had not occurred, regardless of whether or not the Custodian or the Committee, or either of them, shall have received notice thereof.

          5. Agreements of the Company and the Selling Shareholders. The Company agrees, and the Selling Shareholders (as to Sections 5(i), (j), (n),
(o), (p) and (q)) agree, severally and not jointly, with the several Underwriters as follows:

               (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

               (b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Representatives promptly, and will confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 5(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Representatives promptly of all such filings.

               (c) The Company will furnish to the Representatives, without charge, four signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

               (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

               (e) On the Effective Date, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Representatives after reasonable notice thereof.

               (f) Prior to any public offering of the Shares by the Underwriters, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

               (g) During the period of five years commencing on the Effective Date, the Company will furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

               (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

               (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus,
(ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, the Agreement Among Underwriters, any Dealer Agreements, any Underwriters' Questionnaire and the Agreement and Power of Attorney (if any such documents are printed), (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the listing of the Shares on the Nasdaq Stock Market, (vi) any filing fees required to be made by the Underwriters with the NASD, (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(f), including the fees (not to exceed $10,000), disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) counsel to the Company and counsel to the Selling Shareholders, (ix) the transfer agent for the Shares and (x) the Accountants, and each Selling Shareholders will pay, or reimburse if paid by the Representatives, all necessary transfer taxes in connection with the sale and delivery to the Underwriters of the Shares agreed to be sold by each such Selling Shareholder under this Agreement.

               (j) If this Agreement shall be terminated by the Company or the Selling Shareholders pursuant to any of the provisions hereof (otherwise than pursuant to Section 9) or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations hereunder, the Company will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

               (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

               (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."

               (m) The Company will not, and will cause each of its executive officers, directors and each beneficial owner of more than 5% of the outstanding shares of Common Stock (other than First Bank Systems, Inc.) to enter into agreements with the Representatives in the form set forth in Exhibit C to the effect that they will not, for a period of 120 days after the commencement of the public offering of the Shares, without the prior written consent of PaineWebber Incorporated, assign, transfer, offer, sell, contract to sell, grant any option to sell, hypothecate or otherwise dispose of, or require the Company to file with the Commission a registration statement under the Securities Act to register, any shares of Common Stock or any securities convertible into or exchangeable for, or any warrants or other rights to purchase or acquire shares of Common Stock (other than pursuant to existing employee stock option plans of the Company, as a result of purchases under the Company's Employee Stock Purchase Plan, upon the conversion of the Convertible Notes (as defined in the Prospectus) or upon the exercise of the MSTI Warrants (as defined in the Prospectus).

               (n) The Selling Shareholders will enter into agreements with the Representatives in the form set forth in Exhibit C to the effect that they will not, for a period of 120 days after the commencement of the public offering of the Shares, without the prior written consent of PaineWebber Incorporated, assign, transfer, offer, sell, contract to sell, grant any option to sell, hypothecate or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for, or any warrants or other rights to purchase or acquire shares of Common Stock other than pursuant to bona fide gifts to persons who agree in writing with PaineWebber Incorporated to be bound by the provisions of this Section 5(n).

               (o) The Selling Shareholders will not, without the prior written consent of PaineWebber Incorporated, make any bid for or purchase any shares of Common Stock until the completion of the distribution by the Underwriters pursuant to this Agreement.

               (p) As soon as any Selling Shareholder is advised thereof, such Selling Shareholder will advise PaineWebber Incorporated and confirm such advice in writing, (i) of receipt by such Selling Shareholder, or by any representative of such Selling Shareholder, of any communication from the Commission relating to the Registration Statement, the Prospectus or any preliminary prospectus, or any notice or order of the Commission relating to the Company or any of the Selling Shareholders in connection with the transactions contemplated by this Agreement and (ii) of the happening of any event during the period from and after the Effective Date that in the judgment of such Selling Shareholder makes any statement made in the Registration Statement or the Prospectus relating to such Selling Shareholder untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein relating to such Selling Shareholder, in the light of the circumstances in which they were made, not misleading.

               (q) The Selling Shareholders will deliver to PaineWebber Incorporated prior to or on the Effective Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          6. Conditions of the Obligations of the Underwriters. In addition to the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

               (a) Notification that the Registration Statement has become effective shall be received by PaineWebber Incorporated not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by PaineWebber Incorporated and that all filings, if any, required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

               (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to PaineWebber Incorporated and PaineWebber Incorporated did not object thereto in good faith, and PaineWebber Incorporated shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

               (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and
(ii) neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of PaineWebber Incorporated any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

               (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

               (e) Each of the representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and the Selling Shareholders and all conditions herein contained to be fulfilled or complied with by the Company and the Selling Shareholders at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

               (f) PaineWebber Incorporated shall have received opinions, each dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, and satisfactory in form and substance to counsel for the Underwriters, from Kirkland & Ellis, counsel to the Company, to the effect set forth in Exhibit D and from counsel for each Selling Shareholder, to the effect set forth in Exhibit E.

               (g) PaineWebber Incorporated shall have received an opinion, dated the Closing Date and the Option Closing Date, from Gardner, Carton & Douglas, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to PaineWebber Incorporated.

               (h) On the date of the Prospectus, the Accountants shall have furnished to PaineWebber Incorporated a letter, dated the date of its delivery, addressed to PaineWebber Incorporated and in form and substance satisfactory to PaineWebber Incorporated, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations, opining that the financial and other statistical and numerical information contained in the Registration Statement or incorporated by reference therein complies as to form with the applicable accounting requirements of the Act and the Rules and Regulations, and stating certain other matters as agreed between PaineWebber Incorporated and the Accountants as to the financial and other statistical and numerical information contained in the Registration Statement or incorporated by reference therein, including any changes in the capital stock, increases in short-term debt or long-term debt of the Company and its Subsidiaries, on a consolidated basis, or any decrease in consolidated working capital or net assets or in consolidated revenues, operating income or in the total or per share amounts of net income. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to PaineWebber Incorporated a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date of the Prospectus, if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

               (i) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to PaineWebber Incorporated an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to PaineWebber Incorporated, to the effect that:

                    (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

                    (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

                    (iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

               (j) At the Closing Date, there shall have been furnished to PaineWebber Incorporated by each of the Selling Shareholders, and on the Option Closing Date, there shall have been furnished to PaineWebber Incorporated by each of the Selling Shareholders selling Option Shares, an accurate certificate, dated the date of its delivery, in form and substance satisfactory to PaineWebber Incorporated, to the effect that the representations and warranties of each such Selling Shareholder contained herein are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate, and each of the covenants and conditions required herein to be performed or complied with by each such Selling Shareholders on or prior to the date of such certificate has been duly, timely and fully performed or complied with.

               (k) On or prior to the Closing Date, PaineWebber Incorporated shall have received the executed agreements referred to in Sections 5(m) and
(n).

               (l) The Shares shall be qualified for sale in such states as PaineWebber Incorporated may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

               (m) Prior to the Closing Date, the Shares shall have been duly authorized for listing by the Nasdaq Stock Market upon official notice of issuance.

               (n) The Company and the Selling Shareholders shall have furnished to PaineWebber Incorporated such certificates, in addition to those specifically mentioned herein, as PaineWebber Incorporated may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company and the Selling Shareholders herein, as to the performance by the Company and the Selling Shareholders of its and their respective obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of PaineWebber Incorporated.

          7.   Indemnification and Contribution.

               (a) Each of the Company and those Subsidiaries of the Company set forth on the signature pages of this Agreement (for purposes of this Section 7, the use of the term "Company" shall include such Subsidiaries) will indemnify and hold harmless each Selling Shareholder and each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Selling Shareholder or each Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement (subject to Section 7(d)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Selling Shareholder or any Underwriter furnished in writing to the Company by any Selling Shareholder or PaineWebber Incorporated on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus, and provided further that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises solely from an untrue statement of a material fact contained in, or the omission of a material fact from, any preliminary prospectus which untrue statement or omission was corrected in the Prospectus, if the Company sustains the burden of proving that an Underwriter sold Shares to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (or of the Prospectus as then amended or supplemented if the Company had previously furnished copies thereof to such Underwriter). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

               (b) Each Selling Shareholder, severally in proportion to the number of Shares actually sold by such Selling Shareholder or by its subsidiaries or affiliates, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement (subject to Section 7(d)) of, any action, suit or proceeding between any indemnified party and any such indemnifying party or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, but only insofar as any such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Selling Shareholder furnished in writing to the Company by such Selling Shareholder expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. In no event shall any Selling Shareholder be required to pay any amount in indemnification under this
Section 9(b) in excess of the net proceeds from the offering received by such Selling Shareholder under this Agreement. This indemnity agreement will be in addition to any liability that any Selling Shareholder might otherwise have.

               (c) Each Underwriter will indemnify and hold harmless the Company, the Selling Shareholders, each person, if any, who controls the Company or the Selling Shareholders within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by PaineWebber Incorporated on behalf of such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

               (d) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 7 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

               (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Selling Shareholders or the Underwriters, the Company, the Selling Shareholders and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Selling Shareholders from persons other than the Underwriters, such as persons who control the Company or the Selling Shareholders within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company, the Selling Shareholders or any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and Selling Shareholders on the one hand and the Underwriters on the other. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, on the one hand, or PaineWebber Incorporated on behalf of the Underwriters, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it, and no Selling Shareholder shall be required to contribute any amount in excess of the net proceeds from the offering received by such Selling Shareholder under this Agreement or to contribute any amount in respect of losses, claims, liabilities, expenses, damages or amounts paid in settlement that such Selling Shareholder would not be obligated to indemnify under Section 7(b). No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations to contribute as provided in this Section 7(e) are, as to the

Underwriters, several in proportion to their respective underwriting obligations and not joint, and as to the Selling Shareholders, several in proportion to the net proceeds from the offering received by them and not joint. For purposes of this Section 7(e), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(e), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(e). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

               (f) The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

          8. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from PaineWebber Incorporated, without liability on the part of any Underwriter to the Company or any Selling Shareholder, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the sole judgment of PaineWebber Incorporated, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists the Shares or by the Nasdaq Stock Market, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of PaineWebber Incorporated, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

          9. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm

Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as PaineWebber Incorporated may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 9 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to PaineWebber Incorporated, the Company and the Committee for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, or the Company or any Selling Shareholder for the purchase or sale of any Shares under this Agreement. In any such case either PaineWebber Incorporated or the Company and the Committee shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          10. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, Tower Automotive, Inc., 4508 IDS Center, Minneapolis, Minnesota 55402 Attention: Scott
D. Rued, (b) if to any Selling Shareholder, to KeyCorp Shareholder Services, Inc., 127 Public Square, Cleveland Ohio 44114, or (c) if to the Underwriters, to PaineWebber Incorporated at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Finance Department. Any such notice shall be effective only upon receipt. Any notice under Section 8 or 9 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

          This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and the Selling Shareholders and of the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

          All representations, warranties and agreements of the Company and the Selling Shareholders contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.

          Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by PaineWebber Incorporated.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by PaineWebber Incorporated and the Company.

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the several Underwriters.

                              Very truly yours,

                              TOWER AUTOMOTIVE, INC.

                              By:  ________________________
                              Title:

                              Each of the Subsidiaries of the Company set forth below executes this Agreement for the purpose of providing the indemnification and contribution in
                              Section 7.

                              R.J. TOWER CORPORATION
                                    (Michigan)

                              By:  ________________________
                              Title:

                              R.J. TOWER CORPORATION
                                    (Kentucky)

                              By:  ________________________
                              Title:

                              R.J. TOWER CORPORATION
                                    (Indiana)

                              By:  ________________________
                              Title:

                              EDGEWOOD MANUFACTURING
                               CORP.

                              By:  ________________________
                              Title:

                              KALAMAZOO STAMPING AND DIE
                               COMPANY

                              By:  ________________________
                              Title:

                              TRYLON CORPORATION

                              By:  ________________________
                              Title:

                              TOWER AUTOMOTIVE DELAWARE,
                               INC.

                              By:  ________________________
                              Title:


                              THE SELLING SHAREHOLDERS NAMED
                              IN SCHEDULE I ATTACHED HERETO

                              By:  The Committee

                              By:  _________________________

Confirmed as of the date first
above mentioned:

PAINEWEBBER INCORPORATED
ROBERT W. BAIRD & CO. INCORPORATED
PIPER JAFFRAY INC.
Acting on behalf of themselves
and as the Representatives of the
other several Underwriters
named in Schedule II hereof.

PAINEWEBBER INCORPORATED

By:  ________________________
     Title:

By:  ROBERT W. BAIRD & CO. INCORPORATED

By:_________________________
     Title:

By:  PIPER JAFFRAY INC.

By:__________________________
     Title:

                                  SCHEDULE I

                         FIRM SHARES TO BE SOLD BY THE
                             SELLING SHAREHOLDERS

  Name of                                                             Number of
  Selling                                                            Firm Shares
Shareholder                                                           to be Sold
- -----------                                                          -----------

ONEX DHC LLC                                                           1,500,000
MascoTech, Inc.                                                          500,000
S.A. Johnson                                                              66,666
James R. Lozelle                                                         100,000
Michael W. Doherty                                                        25,000
Doherty Charitable Remainder Trust #3                                     45,000
Scott D. Rued                                                             16,666
Robert R. Hibbs                                                            5,556
Mary L. Johnson                                                            5,556
Carl E. Nelson                                                             5,556

                                                                       ---------

       Total...........................                                2,270,000


                                  SCHEDULE II

                                  UNDERWRITERS

  Name of                                                           Number of
  Selling                                                          Firm Shares
Underwriters                                                     to be Purchased
- -----------                                                      ---------------
PaineWebber Incorporated

Robert W. Baird & Co. Incorporated

Piper Jaffray Inc.















Total...............................                             _______________

                                  SCHEDULE III

                            OPTION SHARES TO BE SOLD
                             BY THE COMPANY AND THE
                              SELLING SHAREHOLDERS

  Name of                                                             Maximum
  Company                                                            Number of
 or Selling                                                        Option Shares
Shareholder                                                          to be Sold
- -----------                                                        -------------
Tower Automotive, Inc.                                                   100,500
ONEX DHC LLC                                                             525,000
S.A. Johnson                                                              10,000
Scott D. Rued                                                              2,500
Robert R. Hibbs                                                              833
Mary L. Johnson                                                              833
Carl E. Nelson                                                               833

         Total.......                                                    640,500


                                                              EXHIBIT A



                            TOWER AUTOMOTIVE, INC.

                             _____________________


                         PRICE DETERMINATION AGREEMENT
                         -----------------------------


                                                                   June __, 1996



PAINEWEBBER INCORPORATED
ROBERT W. BAIRD & CO. INCORPORATED
PIPER JAFFRAY INC.
 As Representatives of the several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

          Reference is made to the Underwriting Agreement, dated June ___, 1996 (the "Underwriting Agreement"), among Tower Automotive, Inc., a Delaware corporation (the "Company"), the Selling Shareholders named in Schedule I thereto or hereto (the "Selling Shareholders"), and the several Underwriters named in Schedule II thereto or hereto (the "Underwriters"), for whom PaineWebber Incorporated, Robert W. Baird & Co. Incorporated and Piper Jaffray Inc. are acting as Representatives (the "Representatives"). The Underwriting Agreement provides for the purchase by the Underwriters from the Company and the Selling Shareholders, subject to the terms and conditions set forth therein, of an aggregate of ________ shares (the "Firm Shares") of the Company's common stock, par value $.01 per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

          Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with the Representatives as follows:

          The initial public offering price per share for the ___ Shares shall be $_______.

          The purchase price per share for the Firm Shares to be paid by the several Underwriters shall be $_______ representing an amount equal to the initial public offering price set forth above, less $______ per share.

          The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

          The Selling Shareholders represent and warrant to each of the Underwriters that the representations and warranties of the Selling Shareholders set forth in Section 4 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

          As contemplated by the Underwriting Agreement, attached as Schedule II is a completed list of the several Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

          THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

          If the foregoing is in accordance with your understanding of the agreement among the Underwriters, the Company and the Selling Shareholders, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms and the terms of the Underwriting Agreement.



                              Very truly yours,



                              TOWER AUTOMOTIVE, INC.


                              By:_________________________
                                    Title:

                              THE SELLING SHAREHOLDERS NAMED IN
                              SCHEDULE I TO THE UNDERWRITING AGREEMENT

                              By:  The Committee



                              By:_________________________

Confirmed as of the date
 first above mentioned:


PAINEWEBBER INCORPORATED
ROBERT W. BAIRD & CO. INCORPORATED
PIPER JAFFRAY INC.
Acting on behalf of themselves
and as the Representatives
of the other several Underwriters
named in Schedule II hereof.

By:  PAINEWEBBER INCORPORATED


By:  ________________________
     Title:


ROBERT W. BAIRD & CO. INCORPORATED


By:  _______________________
     Title:


PIPER JAFFRAY INC.


By:  _______________________
     Title:

                                                      EXHIBIT B



                               POWER OF ATTORNEY


                            TOWER AUTOMOTIVE, INC.


                                 Common Stock



Scott D. Rued
Carl E. Nelson
c/o Tower Automotive, Inc.
4508 IDS Center
Minneapolis, Minnesota  55402


Dear Sirs:

          The undersigned understands that Tower Automotive, Inc., a Delaware corporation (the "Company"), has filed a Registration Statement under the Securities Act of 1933, as amended (the "Act"), in connection with the proposed public offering and sale by the Company, the undersigned (the "Selling Shareholder") and certain other Selling Shareholders of the Company's Common Stock, par value $.01 per share (the "Common Stock"). The Common Stock will be sold pursuant to the Underwriting Agreement to be dated the date hereof, by and among the Company, the Selling Shareholders and the Representatives of the several Underwriters (the "Underwriting Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

          The Selling Shareholder desires to sell certain shares of Common Stock and to include such shares among the shares covered by the Registration Statement. The number of shares of Common Stock which the undersigned desires to sell (the "Shares") is set forth beneath the signature of the Selling Shareholder below.

          Concurrently with the execution and delivery of this Power of Attorney, the undersigned is delivering to you, or requesting the Company to deliver to you, certificates for the Shares, which you are authorized to deposit with KeyCorp Shareholder Services, Inc., as custodian (the "Custodian"), pursuant to a custody agreement in the form attached as Attachment A (the "Custody Agreement").

          1. In connection with the foregoing, the Selling Shareholder hereby makes, constitutes and appoints you collectively, and each of you, individually (a "Member") and each of your respective substitutes under Section 3, the true and lawful attorneys-in-fact of the undersigned (the Members or either of them or their respective substitutes, being herein referred to collectively and individually as the "Committee"), with full power and authority, in the name and on behalf of the Selling Shareholder:

               (a) To enter into the Custody Agreement and deposit with the Custodian pursuant thereto the certificates for the Shares delivered to the Committee concurrently herewith;

               (b) For the purpose of effecting the sale of the Shares, to execute and deliver (i) the Underwriting Agreement and (ii) the Price Determination Agreement, to be dated the date hereof, by and among the Company, the Selling Shareholders and the Representatives of the several Underwriters;

               (c) To endorse, transfer and deliver certificates for the Shares to or on the order of the Representatives or to their nominee or nominees, and to give such orders and instructions to the Custodian as the Committee may in its sole discretion determine with respect to (i) the transfer on the books of the Company of the Shares in order to effect such sale (including the names in which new certificates for such Shares are to be issued and the denominations thereof); (ii) the delivery to or for the account of the Representatives of the certificates for the Shares against receipt by the Custodian of the full purchase price to be paid therefor; (iii) the remittance to the Selling Shareholder of the Selling Shareholder's share of the proceeds, after payment of the expenses, if any, from the sale of the Shares as described in the Underwriting Agreement; and (iv) the return to the Selling Shareholder of certificates representing the number of Shares, if any, deposited with the Custodian but not sold by the Selling Shareholder under the Registration Statement for any reason;

               (d) To retain Kirkland & Ellis (who are also counsel to the Company) as legal counsel for the individual Selling Shareholders; Kaye, Scholer, Fierman, Hays & Handler, LLP as legal counsel for ONEX DHC LLC; Davis Polk & Wardwell as legal counsel for MascoTech, Inc.; and Borre, Peterson, Fowler & Reens as legal counsel to the Doherty Charitable Remainder Trust #3 in connection with any and all matters referred to herein;

               (e) To take for the Selling Shareholder all steps deemed necessary or advisable by the Committee in connection with the registration of the Shares under the Act, including, without limitation, filing amendments to the Registration Statement, requesting acceleration of effectiveness of the Registration Statement, and advising the Securities and Exchange Commission that the reason the Selling Shareholder is offering the Shares for sale is to diversify the Selling Shareholder's investments and to assist the Company in enlarging the public market for the Common Stock;

               (f) To make, acknowledge, verify and file on behalf of the Selling Shareholder applications, consents to service of process and such other undertakings or reports as may be required by law with state commissioners or officers administering state securities or Blue Sky laws and to take any other action required to facilitate the qualification of the Shares under the securities or Blue Sky laws of the jurisdictions in which the Shares are to be offered;

               (g) If necessary, to endorse (in blank or otherwise) on behalf of the Selling Shareholder the certificate or certificates representing the Shares, or a stock power or powers attached to such certificate or certificates; and

               (h) To make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, letters and other writings and, in general, to do all things and to take all action which the Committee in its sole discretion may consider necessary or proper in connection with or to carry out the aforesaid sale of the Shares, as fully as could the Selling Shareholder if personally present and acting.

          2. This Power of Attorney and all authority conferred hereby is granted and conferred subject to and in consideration of the interests of the Company, the Representatives, the Underwriters and the other Selling Shareholders and, for the purpose of completing the transactions contemplated by this Power of Attorney, this Power of Attorney and all authority conferred hereby shall be irrevocable and shall not be terminated by any act of the Selling Shareholder or by operation of law, whether by the death, disability, incapacity or liquidation of the Selling Shareholder or by the occurrence of any other event or events (including without limitation the termination of any trust or estate for which the Selling Shareholder is acting as a fiduciary or fiduciaries), and if, after the execution hereof, the Selling Shareholder shall die or become disabled or incapacitated or is liquidated, or if any other such event or events shall occur before the completion of the transactions contemplated by this Power of Attorney, the Committee shall nevertheless be authorized and directed to complete all such transactions as if such death, disability, incapacity, liquidation or other event or events had not occurred and regardless of notice thereof.

          3. Each Member shall have full power to make and substitute any person in the place and stead of such Member, and the Selling Shareholder hereby ratifies and confirms all that each Member or substitute or substitutes shall do by virtue of these presents. All actions hereunder may be taken by any one Member or his substitute. In the event of the death, disability or incapacity of any Member, the remaining Member shall appoint a substitute therefor.

          4. The Selling Shareholder hereby represents, warrants and covenants that:

               (a) All information with respect to the Selling Shareholder contained in the Registration Statement and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

               (b) In connection with the offering of the Shares, the Selling Shareholder has not taken, and will not take, directly or indirectly, any action intended to, or which might reasonably be expected to, cause or result in, under the Act or otherwise, or which has caused or resulted in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

               (c) Other than as permitted by the Act and the Rules and Regulations, the Selling Shareholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares;

               (d) As soon as the Selling Shareholder is advised thereof, the Selling Shareholder will advise PaineWebber Incorporated and confirm such advice in writing, (i) of receipt by the Selling Shareholder, or by any representative of the Selling Shareholder, of any communication from the Commission relating to the Registration Statement, the Prospectus or any preliminary prospectus, or any notice or order of the Commission relating to the Company or any of the Selling Shareholders in connection with the transactions contemplated by the Underwriting Agreement and (ii) of the happening of any event during the period from and after the Effective Date that in the judgment of the Selling Shareholder makes any statement made in the Registration Statement or the Prospectus relating to the Selling Shareholder untrue, or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, relating to the Selling Shareholder, in the light of the circumstances in which they were made, not misleading;

               (e) The Selling Shareholder has, and at the time of delivery of the Shares to the Representatives will have, full power and authority to enter into and deliver this Power of Attorney, to carry out the terms and provisions hereof and to make all the representations, warranties and covenants contained herein; and

               [(f) This Power of Attorney is the valid and binding agreement of the Selling Shareholder and is enforceable against the Selling Shareholder in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law, and except to the extent that enforcement of the indemnification provisions of this Power of Attorney may be limited by applicable public policy and the discretion of the court before which any proceeding therefor may be brought.]

          5. The representations, warranties and covenants of the Selling Shareholder in this Power of Attorney are made for the benefit of, and may be relied upon by, the other Selling Shareholders, the Committee, the Company, the Custodian, the Underwriters, the Representatives and their representatives, agents and counsel.

          6. (a) The Committee shall be entitled to act and rely upon any statement, request, notice or instruction respecting this Power of Attorney given to it by the Selling Shareholder, not only as to the authorization, validity and effectiveness thereof, but also as to the truth and acceptability of any information therein contained.

               (b) It is understood that the Committee assumes no responsibility or liability to any person other than to deal with the Shares deposited with it and the proceeds from the sale of the Shares in accordance with the provisions hereof. The Committee makes no representations with respect to and shall have no responsibility for the Registration Statement, the Prospectus or any Preliminary Prospectus nor, except as expressly provided herein, for any aspect of the offering of Common Stock, and it shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for its own negligence or bad faith. The Selling Shareholder agrees to indemnify the Committee for and to hold the Committee harmless against any loss, claim, damage or liability incurred on its part arising out of or in connection with it acting as the Committee under this Power of Attorney, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to the negligence or bad faith of the Member seeking indemnification. The Selling Shareholder agrees that the Committee may consult with counsel of its own choice (who may be counsel for the Company) and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

               (c) It is understood that the Committee may, without breaching any express or implied obligation to the Selling Shareholder hereunder, release, amend or modify any other Power of Attorney granted by any other Selling Shareholder.

          7. It is understood that the Committee shall serve entirely without compensation.

          8. THIS POWER OF ATTORNEY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

          This Power of Attorney may be signed in two or more counterparts with the same effect as if the signature thereto and hereto were upon the same instrument.

          In case any provision in this Power of Attorney shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          This Power of Attorney shall be binding upon the Committee and the Selling Shareholder and the heirs, legal representatives, distributees, successors and assigns of the Selling Shareholder.

Dated:   June __, 1996

                              Very truly yours,
                                                            /*/
                              _____________________________


                              Name:
                                                           /*/
                              _____________________________

                              Name:

                              Signature(s) of Selling
                              Shareholder(s)

                              _____________________________

                              _____________________________
                                         (Address)

                              SHARES TO BE SOLD:

                              _____ shares of Common Stock



ACKNOWLEDGED AND ACCEPTED:

The Committee:


______________________________
Scott D. Rued

______________________________
Carl E. Nelson








- ----------------------------
/*/  To be signed in exactly the same manner as the shares are registered.

                                                                    ATTACHMENT A


                               CUSTODY AGREEMENT
                               -----------------


          CUSTODY AGREEMENT, dated June __, 1996, among KeyCorp Shareholder Services, Inc., as Custodian (the "Custodian"), and the persons listed on Annex I hereto (each a "Selling Shareholder" and collectively the "Selling Shareholders").

          Tower Automotive, Inc., a Delaware corporation (the "Company"), has filed a Registration Statement (the "Registration Statement") with the Securities and Exchange Commission to register for sale to the public under the Securities Act of 1933, as amended (the "Act"), shares of the Company's common stock, $.01 par value per share (the "Common Stock").

          The shares covered by the Registration Statement consist of (a) up to 2,100,500 shares of Common Stock to be sold by the Company and (b) an aggregate of up to 2,810,000 shares of Common Stock (the "Shares") to be sold by the Selling Shareholders.

          Each of the Selling Shareholders has executed and delivered a Power of Attorney (the "Power of Attorney") naming Scott D. Rued and Carl E. Nelson, and each of them, as his, her or its attorney-in-fact (the "Committee"), for certain purposes, including the execution, delivery and performance of this Agreement in his, her or its name, place and stead, in connection with the proposed sale by each Selling Shareholder of the number of Shares set forth opposite such Selling Shareholder's name in Annex I.

          1. A custody arrangement is hereby established by the Selling Shareholders with the Custodian with respect to the Shares, and the Custodian is hereby instructed to act in accordance with this Agreement and any amendments or supplements hereto authorized by the Committee.

          2. There are herewith delivered to the Custodian, and the Custodian hereby acknowledges receipt of, certificates representing the Shares, which certificates have been endorsed in blank or are accompanied by duly executed stock powers, in each case with all signatures guaranteed by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Inc. Medallion Signature Program. Such certificates are to be held by the Custodian for the account of the Selling Shareholders and are to be disposed of by the Custodian in accordance with this Agreement.

          3.   The Custodian is authorized and directed by the Selling
Shareholders:

               (a) To hold the certificates representing the Shares delivered by the Selling Shareholders in its custody;

               (b) On or immediately prior to the settlement date for any Shares sold pursuant to the Registration Statement (the "Closing Date"), to cause such Shares to be transferred on the books of the Company into such names as the Custodian shall have been instructed by the Representatives (the "Representatives") of the several Underwriters (the "Underwriters"); to cause to be issued, against surrender of the certificates for the Shares, a new certificate or certificates for such Shares, free of any restrictive legend, registered in such name or names; to deliver such new certificates representing such Shares to the Representatives, as instructed by the Representatives on the Closing Date, for their account or accounts against full payment therefor; and to give receipt for such payment; provided, however, that the Custodian will be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of any certificates or the shares represented thereby deposited with it pursuant to this Agreement;

               (c) To disburse such payments in the following manner: (i) to itself, as agent for the Selling Shareholders, a reserve amount as designated in writing by the Committee from which amount the Custodian shall pay, as soon as reasonably practicable, (A) if so provided in the Underwriting Agreement by and among the Company, the Selling Shareholders and the Representatives, the Selling Shareholders' proportionate share of all expenses of the offering and sale of the Shares, (B) to the extent not previously paid by the Company, its reasonable disbursements for acting hereunder with respect to the sale of the Shares as set forth in Schedule I, and (C) any applicable stock transfer taxes; and (ii) to each Selling Shareholder, pursuant to the written instructions of the Committee,
(A) on the Closing Date, a sum equal to the share of the proceeds to which such Selling Shareholder is entitled, as determined by the Committee, less the reserve amount designated by the Committee, and (B) promptly after all proper charges, disbursements, costs and expenses shall have been paid, any remaining balance of the amount reserved under clause (i) above. Before making any payment from the amount reserved under clause (i) above, the Custodian shall request and receive the written approval of the Committee. To the extent the expenses referred to in subclause (A) of clause (i) above, if any, exceed the amount reserved, the Selling Shareholders shall remain liable for their proportionate share of such expenses if so provided in the Underwriting Agreement.

          4. Subject in each case to the indemnification obligations set forth in Section 7 of the Underwriting Agreement, in the event Shares of any Selling Shareholder are not sold prior to August 5, 1996, the Custodian shall deliver to such Selling Shareholder as soon as practicable after termination of the offering of the Shares, certificates representing such Shares deposited by such Selling Shareholder. Certificates returned to any Selling Shareholder shall be returned with any related stock powers, and any new certificates issued to the Selling Shareholders with respect to such Shares shall bear any appropriate legend reflecting the unregistered status thereof under the Act.

          5. This Agreement is for the express benefit of the Company and the Selling Shareholders, the Underwriters and the Representatives. The obligations and authorizations of the Selling Shareholders hereunder are irrevocable and shall not be terminated by any act of any Selling Shareholder or by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Shareholder or by the occurrence of any other event or events (including without limitation the termination of any trust or estate for which any Selling

Shareholder is acting as a fiduciary or fiduciaries), and if after the execution hereof any Selling Shareholder shall die or become disabled or incapacitated or is liquidated, or if any other event or events shall occur before the delivery of such Selling Shareholder's Shares hereunder to the Representatives, such Shares shall be delivered to the Representatives in accordance with the terms and conditions of this Agreement, as if such event had not occurred, regardless of whether or not the Custodian shall have received notice of such event.

          6. Until payment of the purchase price for the Shares has been made to the Selling Shareholders or to the Custodian, the Selling Shareholders shall remain the owner of (and shall retain the right to receive dividends and distributions on, and to vote) the number of Shares delivered by each of them to the Custodian hereunder. Until such payment in full has been made or until the offering of Shares has been terminated, each Selling Shareholder agrees that it will not give, sell, pledge, hypothecate, grant any lien on, transfer, deal with or contract with respect to the Shares and any interests therein.

          7. The Selling Shareholders, severally and not jointly, agree to pay, or cause to be paid, to the Custodian the fee set forth on the attached
Schedule I. The Custodian shall assume no responsibility to any person other than to deal with the certificates for the Shares and the proceeds from the sale of the Shares represented thereby in accordance with the provisions hereof, and the Selling Shareholders, severally and not jointly, hereby agree to indemnify the Custodian for and to hold the Custodian harmless against any and all losses, claims, damages or liabilities incurred on its part arising out of or in connection with it acting as the Custodian pursuant hereto, or by reason of or as a result of the Custodian complying with the instructions set forth herein or with any written or oral instructions delivered to the Custodian pursuant hereto as well as the cost and expenses (including reasonable fees and expenses of legal counsel) of investigating and defending any such losses, claims, damages or liabilities, except to the extent such losses, claims, damages or liabilities are due to the gross negligence or bad faith of the Custodian. The Selling Shareholders agree that the Custodian may consult with counsel of its own choice (who may be counsel for the Company), and the Custodian shall have full and complete authorization and protection for any action taken or suffered by the Custodian hereunder in good faith and in accordance with the opinion of such counsel and the Custodian shall be entitled to payment or reimbursement for reasonable fees in connection with such consultation.

          8. The Custodian shall not be liable for any action taken or suffered by it in good faith in accordance with the instructions of the Committee or its counsel other than any liability arising out of its gross negligence or bad faith.

          9. Each of the Selling Shareholders, severally and not jointly, hereby represents and warrants that: (a) it has, and at the time of delivery of its Shares to the Representatives will have, full power and authority to enter into this Agreement and the Power of Attorney, to carry out the terms and provisions hereof and thereof and to make all of the representations, warranties and agreements contained herein and therein; and (b) this Agreement and the Power of Attorney are the valid and binding agreements of such Selling Shareholder and are enforceable against such Selling Shareholder in accordance with their respective terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law, and except to the extent that enforcement of the indemnification provisions of this Agreement and the Power of Attorney may be limited by applicable public policy and the discretion of the court before which any proceeding therefor may be brought.

          10. The Custodian's acceptance of this Agreement by the execution hereof shall constitute an acknowledgment by the Custodian of the authorization herein conferred and shall evidence the Custodian's agreement to carry out and perform this Agreement in accordance with its terms.

          11. The Custodian may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Custodian shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or any loss to the Selling Shareholders, the Company or the Representatives resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          12. The parties to the Custody Agreement represent to the Custodian that they have and shall continue to solicit the advice of their respective counsel regarding the compliance with all applicable state and federal securities laws in connection with the transactions contemplated by the Custody Agreement and that they will act in accordance with such advice.

          13. The Custodian shall be entitled to act and rely upon any statement, request, notice or instruction with respect to this Agreement given to it on behalf of any of the Selling Shareholders if the same shall be made or given to the Custodian by the Committee, not only as to the authorization, validity and effectiveness thereof, but also as to the truth and acceptability of any information therein contained.

          14. The Custodian shall have the right to resign at any time upon thirty (30) days' prior written notice to the Committee.

          15. This Agreement may be executed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Execution by the Custodian of one counterpart hereof and its delivery thereof to the Committee shall constitute the valid execution of this Agreement by the Custodian.

          16. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Custodian, each of the Selling Shareholders and the respective heirs, legal representatives, distributees, successors and assigns of the Custodian and the Selling Shareholders. Any corporation into which the Custodian or any successor custodian may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Custodian or any successor custodian shall be a party, or any corporation succeeding to the shareholder servicing business of the Custodian or any successor custodian, shall be the successor to the Custodian under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          17. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE, EXCEPT THAT THE RIGHTS, DUTIES AND OBLIGATIONS OF THE CUSTODIAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OHIO.

          18. Any notice given pursuant to this Agreement shall be deemed given if in writing and delivered in person, or if given by telephone or telegraph if subsequently confirmed by letter: (i) if to a Selling Shareholder, to his, her or its address set forth in Annex I; and (ii) if to the Custodian, to it at 127 Public Square, Cleveland, Ohio 44114.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              KEYCORP SHAREHOLDER SERVICES, INC.
                                as Custodian


                              By:  __________________________________,



                              THE SELLING SHAREHOLDERS
                              LISTED IN ANNEX I HERETO:

                              By:  The Committee


                              By:  ________________________
                              Name:

                                    Annex I
                                    -------


                                                                           Total
Names and Addresses                                                    Number of
of Selling                                                           Firm Shares
Shareholders                                                          to be Sold
- -------------------                                                  -----------

ONEX DHC LLC                                                          1,500,000
  c/o Onex Investment Corp.
  712 Fifth Avenue, 40th Floor
  New York, New York  10019

MascoTech, Inc.                                                         500,000
  21001 Van Born Road
  Taylor, Michigan  48180

S.A. Johnson*                                                            66,666

James R. Lozelle*                                                       100,000

Michael W. Doherty*                                                      25,000

Doherty Charitable Remainder Trust #3                                    45,000
  c/o Barnabas Foundation
  15127 S. 73rd Avenue, Suite G
Orland Park, Illinois 60462

Scott D. Rued*                                                           16,666

Robert R. Hibbs*                                                          5,556

Mary L. Johnson*                                                          5,556

Carl E. Nelson*                                                           5,556

                                                                      ----------

               Total                                                  2,270,000

*Address:
 c/o Tower Automotive, Inc.
 4508 IDS Center
 Minneapolis, Minnesota  55402

                                  Schedule I
                                  ----------

                                 Custodian Fee

                                                                       EXHIBIT C


                                                                   June __, 1996


PAINEWEBBER INCORPORATED
ROBERT W. BAIRD & CO. INCORPORATED
PIPER JAFFRAY INC.
 As Representatives of the
 several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York  10019

Dear Sirs:

          In consideration of the agreement of the several Underwriters, for which PaineWebber Incorporated, Robert W. Baird & Co. Incorporated and Piper Jaffray Inc. (the "Representatives") intend to act as Representatives, to underwrite a proposed public offering (the "Offering") of up to 4,910,500 shares of Common Stock, par value $.01 per share (the "Common Stock") of Tower Automotive, Inc., a Delaware corporation, as contemplated by a registration statement with respect to such shares filed with the Securities and Exchange Commission on Form S-3 (Registration No. 333-5015), the undersigned hereby agrees that the undersigned will not, for a period of 120 days after the commencement of the public offering of such shares, without the prior written consent of PaineWebber Incorporated, assign, transfer, offer to sell, sell, contract to sell, hypothecate, grant any option to sell, or otherwise dispose of, or require the Company to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 to register, any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or warrants or other rights to acquire shares of Common Stock of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), other than pursuant to existing employee stock option plans of the Company, as a result of purchases under the Company's Employee Stock Purchase Plan, upon the conversion of the Convertible Notes (as defined in the Prospectus), upon the exercise of the MSTI Warrants (as defined in the Prospectus).


                              Very truly yours,

                              By:________________________

                              Print Name: ________________________

                                                                       EXHIBIT D



                              Form of Opinion of
                            Counsel to the Company
                            ----------------------


          All references in this opinion to the Agreement shall include the Price Determination Agreement.

     1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware and has the full corporate power and authority required to conduct its business as described in the Prospectus. The Company is duly qualified to do business as a foreign corporation in good standing in the State of Michigan. The Company is the sole record owner and, to our knowledge, the sole beneficial owner of all of the outstanding capital stock of R.J. Tower Corporation, a Michigan corporation, which is the sole record owner and, to our knowledge, the sole beneficial owner of all of the outstanding capital stock of each of the other Subsidiaries.

     2. Each of the Subsidiaries is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, has the full corporate power and authority required to conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation in good standing in the States listed on Exhibit A attached hereto which we have been informed by the Company are the only states such Subsidiaries are qualified to do business as a foreign corporation.

     3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     4. All of the outstanding shares of Common Stock of the Company (including the Firm Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid and non-assessable. The Firm Shares to be issued and sold by the Company pursuant to the Underwriting Agreement has been duly authorized, and when issued and delivered to the Underwriters against payment therefor as provided by the Underwriting Agreement, will be validly issued and will be fully paid and non-assessable and, to our knowledge, the issuance of the Firm Shares by the Company is not subject to any preemptive or similar rights.

     5. The execution, delivery and performance of the Underwriting Agreement by the Company, compliance by the Company with all the provisions thereof and the issuance and sale of the Firm Shares to be sold by the Company to the Underwriters thereby will not require, to our knowledge, any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, except such as may have been obtained under the Securities Act and the Exchange Act, and such others as may be required under other state securities or Blue Sky laws or foreign securities laws (as to which we express no opinion), and will not conflict with or constitute a breach of any of the terms or provisions of, or constitute a default under, the Restated Certificate or the By-Laws or the agreements set forth as Exhibits 10.1 through 10.24 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and Exhibits No. 2.1 and 4.1 through 4.19 of the Company's Current Report on Form 8-K, dated May 31, 1996, as amended by its Form 8-K/A No. 1, dated June 3, 1996, or, to our knowledge, violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or its property (other than federal securities laws).

     6. We do not have knowledge which has caused us to conclude that there is any legal or governmental proceeding which is pending or threatened against the Company which is required to be described or incorporated by reference in the Registration Statement or Prospectus but is not so described or incorporated by reference, or any contract to which the Company is a party or to which any of its property is subject which is required to be described or incorporated by reference in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that has not been so described, incorporated by reference or filed.

     7. The description of the Common Stock incorporated by reference into the Prospectus and the Registration Statement is accurate in all material respects and fairly represents the information required to be shown. The Registration Statement and the Prospectus, including the documents incorporated by reference therein (other than the financial statements and the notes thereto and the supporting schedules and other financial and statistical data set forth therein or incorporated by reference, as to which we express no opinion), as of the effective date of the Registration Statement, and as to the Prospectus also on the Closing Date and the Option Closing Date complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder.

     8. The Commission has advised the Company that the Commission has entered an order declaring the Registration Statement effective under the Securities Act and we do not have any knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before or threatened by the Commission.

          We have participated in the preparation of the Registration Statement and the Prospectus and, without assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or in any document incorporated by reference into the Prospectus, nothing has come to our attention that causes us to believe that, as of the Effective Date the Registration Statement, or any amendment thereto, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any Prospectus or any amendment or supplement thereto including any documents incorporated by reference into the Prospectus, at the time such Prospectus was issued, at the time any such amended or supplemented Prospectus was issued, at the Closing Date and the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that we express no opinion as to financial statements, schedules and other financial data contained in the Registration Statement or the Prospectus or incorporated by reference therein).

          This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Agreement and may not be circulated to, or relied upon by, any other person, except that this letter may be relied upon by your counsel in connection with the opinion letter to be delivered to you pursuant to Section 6(f) of the Agreement.

          In rendering the foregoing opinion, counsel may rely, to the extent it deems such reliance proper, on the opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel as to matters governed by the laws of jurisdictions other than the United States, the State of Illinois, the State of New York and the Delaware General Corporation Law and as to matters of fact, upon certificates of officers of the Company and of government officials; provided that such counsel shall state that the opinion of any other counsel is satisfactory in form and scope to such counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters on the Closing Date.

                                                                       EXHIBIT E



                                Form of Opinion
                             of Each Counsel to a
                              Selling Shareholder
                              -------------------


          All references in this opinion to the Agreement shall include the Price Determination Agreement.

1. The Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by each Selling Shareholder (to which such counsel is opining) [and are valid and binding agreements of each such Selling Shareholder, enforceable against each such Selling Shareholder in accordance with the terms thereof, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law, and except to the extent that enforcement of the indemnification provisions of each of the Agreement and Power of Attorney and this Agreement may be limited by applicable public policy and the discretion of the court before which any proceeding therefor may be brought.].

2. The Underwriting Agreement has been duly authorized, executed and delivered by each Selling Shareholder (to which such counsel is opining) [and is a valid and binding agreement of each such Selling Shareholder, enforceable against each such Selling Shareholder in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law, and except to the extent that enforcement of the indemnification and contribution provisions of the Underwriting Agreement may be limited by applicable public policy and the discretion of the court before which any proceeding therefor may be brought.]

3. The sale of the Shares to the Underwriters by each Selling Shareholder (to which such counsel is opining) pursuant to the Underwriting Agreement, the compliance by each such Selling Shareholder with the other provisions of the Underwriting Agreement, the Custody Agreement and the Power of Attorney and the consummation by each such Selling Shareholder of the other transactions contemplated in the Underwriting Agreement do not (i) result in any violation of any provision of the charter, by-laws or other governing documents applicable to each such Selling Shareholder, (ii) result in any violation of any statute, rule or regulation, or any order, [judgment or decree] known to such counsel, of any court or governmental agency or body having jurisdiction over each such Selling Shareholder or the property of each such Selling Shareholder or (iii) result in any breach or violation of any agreement or instrument known to such counsel to which each such Selling Shareholder is bound and which is material to the transactions contemplated by the Underwriting Agreement.

4. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the sale of the Shares by each Selling Shareholder (to which counsel is opining) to be sold thereunder, except for registration of the Shares under the Securities Act, and as may be required under other federal and state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

5. Upon the purchase by the Underwriters and the sale by each Selling Shareholder (to which counsel is opining) of the Shares to be sold by it in accordance with the terms and conditions of the Underwriting Agreement, valid [or good and marketable] title to the Shares, free and clear of all encumbrances, will be transferred to the Underwriters, [assuming that the Underwriters purchase such Shares in good faith and without notice of any adverse claim within the meaning of the New York Uniform Commercial Code.]

          [The foregoing opinion is subject to the qualification that the enforceability of the Power of Attorney, the Custody Agreement and the Underwriting Agreement may be: (i) subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally; (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing; and (iii) subject to any limitation on the enforcement of the indemnification provisions of the Power of Attorney and the Custody Agreement and the indemnification and contribution provisions of the Underwriting Agreement by applicable public policy and by any court before which any proceeding therefor may be brought.]

          This letter is furnished by such counsel solely for your benefit in connection with the transactions referred to in the Agreement and may not be circulated to, or relied upon by, any other person, except that this letter may be relied upon by your counsel in connection with the opinion letter to be delivered to you pursuant to Section 6(g) of the Agreement.

          In rendering the foregoing opinion, counsel may rely, to the extent it deems such reliance proper, on the opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel as to matters governed by the laws of jurisdictions other than the United States and the States of New York, Illlinois or Michigan, as appropriate, and the General Corporation Law of the State of Delaware and as to matters of fact, upon certificates of any Selling Shareholder (to which counsel is opining) and of government officials; provided that such counsel shall state that the opinion of any other counsel is satisfactory in form and scope to such counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters on the Closing Date.

                                                                       EXHIBIT F


                                 Subsidiaries

Subsidiaries of Tower Automotive, Inc.
- --------------------------------------

  R. J. Tower Corporation (Michigan)
  Tower Automotive Export, Inc.


Subsidiaries of R. J. Tower Corporation (Michigan)
- --------------------------------------------------

  R. J. Tower Corporation (Kentucky)
  R. J. Tower Corporation (Indiana)
  Edgewood Manufacturing Corp.
  Kalamazoo Stamping and Die Company
  Trylon Corporation
  Tower Automotive Delaware, Inc.